Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-103182 relating to 9,048,439 shares of Common Stock of Comdial Corporation of our report dated April 10, 2001, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP


Richmond, Virginia
April 14, 2003